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                                                                    EXHIBIT 10.3
                                  AMENDMENT TO
                              EXTENDED AND RESTATED
                              EMPLOYMENT AGREEMENT
                              DATED JANUARY 1, 2002
                            EXTENDED JANUARY 1, 2005

                                 BY AND BETWEEN
                          BLACK WARRIOR WIRELINE CORP.
                                       AND
                               WILLIAM L. JENKINS

         This Amendment relates to that certain Employment Agreement effective January 1, 2002, as extended effective January 1, 2005 (the "Employment Agreement"), by and between Black Warrior Wireline Corp., a Delaware corporation (the "Company"), and William L. Jenkins (the "Executive").

         WHEREAS, the Executive and Company have been advised that Overcup Capital, LLC has become the general partner of St. James Capital Partners, L.P., replacing St. James Capital Corp. (the "Replacement");

         WHEREAS, the fact the Replacement occurred constitutes a "Change of Control" pursuant to Section 2.a. of the Employment Agreement;

         WHEREAS, pursuant to Section 2.a. of the Employment Agreement, because of the Change of Control, the Executive has the option to terminate the Employment Agreement before the end of its current term, ending January 1, 2008;

         WHEREAS, the Executive has expressed a willingness to not terminate the Employment Agreement as a result of the Replacement, provided that the Company agree to the terms of this Amendment;

         NOW THEREFORE, in consideration of the continued performance of the parties thereunder, the Employment Agreement is hereby amended as follows:

         1. The first paragraph of Section 1 is amended to read as follows, with Sections 10.a. and 10.b. remaining as written:

                  The term of employment (the "Term") of the Executive by the Company hereunder commenced on the January 1, 2002 and shall end on April 1, 2009, subject to early termination at the option of the Employee in the event of any of the following events:

         2. Section 10.a. of the Employment Agreement is amended to read as follows, with Section 10.b remaining as written:

                                Amendment, Page 1

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         a.        As a result of the Change of Control that occurred with the appointment of Overcup Capital, LLC as general partner of St. James Capital Partners, L.P., the Company shall pay to the Executive the sum of three times the total compensation paid to the Executive during the twelve (12) months preceding such Change of Control. Such payment shall be paid within three (3) days of demand by the Executive; provided, however, that the Executive may not make such demand prior to January 1, 2006. In the event of the Executive's death, demand may be made by the Executive's estate or personal representative.

         Made this 16th day of December, 2005.


                                                 BLACK WARRIOR WIRELINE CORP.

                                                  By:  /s/ William L. Jenkins
                                                       ----------------------
                                                       Its President and CEO



                                                  /s/ William L. Jenkins
                                                  ---------------------------
                                                  William L. Jenkins

                                Amendment, Page 2